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                                     FORM OF
                         JUNIOR PARTICIPATION AGREEMENT


                                                       As of March  ___, 2001



                     Re: Acclaim Entertainment, Inc., et al.
                         -----------------------------------

Gentlemen:

         GMAC COMMERCIAL CREDIT LLC formerly known as BNY Factoring, LLC, as successor by merger to BNY Financial Corporation ("Lender"), having offices at 1290 Avenue of the Americas, New York, New York 10104, has entered into financing arrangements with ACCLAIM ENTERTAINMENT, INC. ("AEI"), ACCLAIM DISTRIBUTION, INC. ("ADI"), LJN TOYS, LTD. ("LJN"), ACCLAIM ENTERTAINMENT CANADA, LTD. ("Canada") and ARENA ENTERTAINMENT INC. ("ARENA"; and together with AEI, ADI, LJN and Canada, each individually, a "Borrower" and collectively, the "Borrowers") pursuant to which Lender may, upon certain terms and conditions, make secured loans and advances and provide other financial accommodations to the Borrowers, as set forth in that certain Revolving Credit and Security Agreement dated as of January 1, 1993 among Lender and Borrowers, as amended and restated on February 28, 1995 (as so amended and as from time to time thereafter amended, the "Credit Agreement") and various notes, instruments, guaranties, mortgages, factoring agreements, documents and other agreements executed and/or delivered in connection therewith (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, restated, replaced, renewed, extended, supplemented, substituted or otherwise modified, collectively, the "Loan Agreements"). All capitalized terms used herein which are not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

           _______________________________ ("Junior Participant"), having an office at ______________________________________, has requested that Lender sell to Junior Participant, a junior participation in the Loans (as hereinafter defined) provided by Lender to Borrowers, and Lender is willing to sell such junior participation to Junior Participant, subject to the terms and conditions contained in this Junior Participation Agreement (the "Junior Participation Agreement").

         Contemporaneously herewith, Lender is selling other junior participations (the "Other Junior Participations"; and together with the Junior Participation, collectively the "Junior Participations") pursuant to additional junior participation agreements entered into by Lender with certain other junior participants (together with their successors and assigns, the "Other Junior Participants"; and together with Junior Participant, collectively, the "Junior Participants") on substantially the same terms and conditions as re set forth herein, and the rights of the Junior


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Participant and the Other Junior Participants with respect to the Junior
Participation purchased by Junior Participant and the Other Junior Participations purchased by each of the Other Junior Participants shall be pro rata as among Junior Participant and each Other Junior Participant.

         NOW THEREFORE, in consideration of the mutual benefits accruing to Lender and Junior Participant hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Subject to and upon the terms and conditions contained herein, Lender agrees to sell and transfer to Junior Participant, and Junior Participant unconditionally and irrevocably agrees to purchase from Lender, an undivided junior and subordinate interest in all of Lender's right, title and interest in and to the Loans and a corresponding interest in the Collateral, and the Loan Agreements in an aggregate amount of $__________ (individually and collectively, the "Junior Participation"). Lender agrees that the payment received from Junior Participant in respect of the Junior Participation shall constitute a purchase from Lender, without recourse, of a subordinated participation in the Loans to the extent of Junior Participant's Junior Participation with Lender in the loans and advances provided to Borrowers under the above mentioned Credit Agreement and the other Loan Agreements, all other extensions of credit from Lender to the Borrowers and any and all other Obligations of the Borrowers to Lender, of every type and nature, present and future and however arising (collectively the "Loans"), including without limitation any and all Obligations to Lender arising before and/or after any bankruptcy or insolvency proceedings of any of the Borrowers. Lender acknowledges that upon receipt and collection of $2,500,000 from Junior Participant for the purchase of the Junior Participation, the Junior Participation shall be deemed to be fully paid for and no further monies shall be due from Junior Participant to effect the purchase of such Junior Participation except as otherwise expressly set forth herein. Junior Participant and Lender acknowledge, confirm and agree that Junior Participant's Participation is and shall be in all respects pro rata with all other Junior Participations purchased by the Other Junior Participants. Junior Participant's Junior Participation is without recourse to Lender and is subject to the terms and provisions of this Junior Participation Agreement and of all of the loan and security agreements now or hereafter creating, evidencing or specifically relating to the loans (the "Loan Documents"). This Junior Participation Agreement shall be effective as of the date hereof.

         2. Junior Participant shall pay to Lender on the date hereof in cash or other immediately available funds, the purchase price for the Junior Participation in the amount of the Junior Participation without offset, defense, deduction or withholding of any kind. Upon the payment of such purchase price by Junior Participant to Lender, Junior Participant shall acquire the Junior Participation to the extent of such payment, which Junior Participation shall be pro rata with all other Junior Participation in the Loans purchased by the Other Junior Participants.


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         3. Junior Participant shall at all times have an undivided but subordinated interest, to the extent of Junior Participant's Junior Participation, in all Collateral heretofore or hereafter granted and/or assigned to Lender by the Borrowers from time to time or held by Lender pursuant to the Credit Agreement and/or the other Loan Agreements, as in each instance supplemented, modified, amended, renewed, extended and/or replaced. Junior Participant agrees that Lender may from time to time, in its sole discretion and without consulting or giving Junior Participant any notice thereof, amend, modify and/or renew the Credit Agreement and/or the Loan Agreements as Lender determines, in its sole discretion, provided that the Borrowers agree to such amendments, modifications and/or renewals, except that, Lender agrees that it shall not, without the prior written consent of the Junior Participants holding not less than a majority of the Junior Participations, (i) increase the Maximum Loan Amount or (ii) permit an Overformula Amount in excess of $35,000,000 to exist at any one time outstanding, or (iii) amend the definition of "Contract Rate" appearing in the Credit Agreement to have the effect of reducing the Contract Rate as in effect on the date hereof.

         4. It is understood and agreed that Junior Participant's Junior Participation, irrespective of the principal amount of the Loans outstanding at any time by reason of any right Lender may have to make advances and accept repayments thereof from time to time or otherwise, shall constitute a junior and subordinate participation in the Loans to the Borrowers and shall be treated on a pro rata basis with all other Junior Participations in the Loans purchased by the Other Junior Participants. Lender and Junior Participant agree that, as among Lender and Junior Participant, Junior Participant shall not be entitled to any costs, commissions, fees, expenses or other charges. All fees, costs, commissions expenses and other charges payable to Lender under the Credit Agreement and the other Loan Agreements shall be the for the sole benefit of Lender. Monthly, after receipt by Lender of any interest payable by Borrowers for such month, Lender shall remit to Junior Participant, to the extent actually collected from Borrowers, interest on the aggregate principal amount of the Junior Participation, to the extent advanced and outstanding from time to time, at the rate of interest then payable by Borrowers under the Credit Agreement. Lender and Junior Participant acknowledge, confirm and agree that solely for the purposes of calculating monthly interest payable to Junior Participant hereunder, in any given month the amount of the Junior Participation shall at all times be deemed to be outstanding in an amount not to exceed the lesser of
(a) the Junior Participation, and (b) the aggregate outstanding amount of the Loans from time to time during any such month. Junior Participant further agrees that, except as otherwise set forth herein, Lender may from time to time, in its sole discretion, and without consulting Junior Participant or giving Junior Participant any notice thereof, amend, modify cancel, reinstate and/or renew the Credit Agreement or the other Loan Agreements, as Lender and the Borrowers may agree, waive any or all of Lender's rights thereunder, or release any or all Collateral now or hereafter held thereunder or in connection therewith, or any or all guarantees applicable thereto, and that Junior Participant will remain bound hereunder. Junior Participant understands and acknowledges that the Borrowers

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will not at any time be indebted to Junior Participant by reason of Junior
Participant's Junior Participation hereunder and Junior Participant hereby confirms to and agrees with Lender that Junior Participant will have no right to and will not at any time, offset any amount owing by Junior Participant to the Borrowers, or look to or enforce any Collateral, security or guarantees now or hereafter held by Junior Participant for the Borrowers' account, against Junior Participant's Junior Participation hereunder or any part thereof.

         5. The principal of Junior Participant's Junior Participation shall be repayable by Lender to Junior Participant only pursuant to Paragraph 9 below. Notwithstanding anything to the contrary set forth herein, following the effective termination date of all of the transactions of the Borrowers with Lender, the principal of Junior Participant's Junior Participation shall be repayable by Lender to Junior Participant only out of any surplus received by Lender remaining after the indefeasible payment in full to Lender of all Loans and all other Obligations owing to Lender, however arising, under the Credit Agreement, the other Loan Agreements, by operation of law and otherwise (exclusive of Junior Participant's Junior Participation in the Loans), including without limitation all pertinent expenses, interest and charges, and to any other senior participant of all monies owing to it under its participation with Lender. Such surplus, if any, shall be turned over to Junior Participant, subject to and in accordance with the other terms and provisions hereof, pro rata and in the same proportions as Junior Participant's percentage participation in the Loans with the Other Junior Participants, but in no event shall the amount so turned over exceed the amount of Junior Participant's respective participation plus accrued interest.

         6. The account of the Borrowers and the servicing and management of all transactions in connection therewith, including without limitation all Loans and collections, as well as all enforcement of all rights and remedies and all realizations upon or in respect of Collateral, shall be conducted solely by Lender and in Lender's name, for the joint benefit of Lender and Junior Participant, without charge for its administration or clerical expenses except to the extent chargeable to the Borrowers under the Credit Agreement and/or the other Loan Agreements. Junior Participant acknowledges that Junior Participant shall not have the right at any time to require Lender to terminate the Credit Agreement or the other Loan Agreements, or to otherwise terminate any transactions at any time and from time to time with or concerning the Borrowers. Junior Participant acknowledges that Lender has made no representations or warranties, express or implied, as to the Borrowers, the Credit Agreement, the other Loan Agreements, the transactions or the Collateral, or the legal validity, enforceability or collectibility thereof, and that Junior Participant is fully familiar with and approved all of the details thereof. In giving or withholding consents or approvals, taking, holding, permitting substitutions for or releasing Collateral, obtaining or releasing the primary or secondary liability of any party with respect to the Loans or any Collateral therefor, and otherwise in exercising, refraining from exercising, or waiving any of its rights under the Credit Agreement and/or the other Loan



                                       4

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Agreements (all of which Lender may do in its sole discretion without notice to or consent by Junior Participant), Lender will endeavor to use the same care as if the Loans were solely for Lender's account, but Lender shall be under no fiduciary duty to Junior Participant and Lender shall be liable to Junior Participant only for Lender's own willful misconduct. Lender may make Loans and may enter into such other agreements and transactions with Borrowers as Lender may, at any time and from time to time, in its sole judgment, deem advisable, without notice to or consent from Junior Participant.

         7. All attorneys' fees, court costs, collection expenses and other legal or extraordinary expenses, if advanced or paid by Lender to or for the account of the Borrowers or for the care, preservation or collection of the Collateral shall be included within the Obligations and recovered by Lender from the Collateral. All sums collected by Lender upon the Collateral shall be applied first to the payment to Lender of the aforesaid Obligations, however arising, in such order and priority as we may in its sole discretion deem appropriate. In respect of the foregoing expense, Lender shall have the right to incur such expenses in its discretion as Lender deems advisable.

         8. Lender will service and manage the transactions and the Collateral, it being specifically understood and agreed that Lender may from time to time make Loans to the Borrowers in excess of any limitations in the Credit Agreement and without regard to the Collateral. Lender may make substantial Overformula Amounts available to the Borrowers relying upon Junior Participant's Junior Participation (but Lender shall not, without the prior written consent of the Junior Participants holding not less than a majority of the Junior Participations, make Overformula Amounts available to Borrowers in excess of $35,000,000 outstanding at any one time), notwithstanding the fact that in its opinion Lender may not have sufficient Collateral. Junior Participant has agreed to Lender making such Loans. Lender does not assume and shall have no responsibility or liability, express or implied, for the collectibility, enforceability, genuineness or validity of the transactions or the Collateral, or the financial condition of the Borrowers or any obligation on the Borrowers' account, or credit or other information furnished by Lender to Junior Participant.

         9. Junior Participant may not terminate Junior Participant's Junior Participation since Lender is relying on the same in making loans and advances to the Borrowers. Notwithstanding anything to the contrary and set forth herein, provided that no Event of Default or Overformula Amount then exists or would exist after given effect to any repurchase by Lender of Junior Participant's Junior Participation, Lender shall repurchase the Junior Participation from Junior Participant upon the earlier to occur of: (i) the fourth annual anniversary of the execution date of this Junior Participation Agreement, or
(ii) termination of the Credit Agreement, the other Loan Agreements and the indefeasible repayment in full of all Obligations of Borrowers to Lender. At the option of Lender, upon the effective date of any repurchase by Lender of the Junior






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Participation, Lender may retain in an account maintained by Lender, the amount of such Junior Participation, or require a delivery of a Letter of Credit issued in favor of Lender by an issuing bank acceptable to Lender in a face amount equal to the Junior Participation amount to be held by Lender until the expiration of applicable preference or fraudulent conveyance periods under applicable insolvency or bankruptcy laws, so as to ensure the indefeasible payment in full of all Obligations owed and owing by Borrowers to Lender under the Credit Agreement and the other Loan Agreements.

         10. Nothing herein contained shall confer upon either Junior Participant or Lender any interest in, or subject either Junior Participant or Lender to any liability for the business, assets, profits, losses or obligations of the other, except only that Junior Participant shall not be relieved of Junior Participant's responsibility to Lender to participate in the loan transactions with Lender as herein set forth. In the event that there may be, at any time, any amounts received or realized by Junior Participant from, or for the benefit of, the Borrowers or any guarantors of the Obligations, by reason of any right of lien or set-off that Junior Participant may be able to assert or in any other respect, including without limitation under any agreement between Junior Participant and the Borrowers or any guarantors of the Obligations that does not specifically relate to the Loans or Junior Participant's Junior Participation therein, such amounts shall be held by Junior Participant in trust for Lender and shall be immediately remitted by Junior Participant to Lender, to be held and applied by Lender in accordance with this Junior Participation Agreement.

         11. All notices shall be in writing and mailed to the respective parties at the addresses given. This Junior Participation Agreement shall be subject to the provisions of the Credit Agreement and the other Loan Agreements, shall be governed by the laws of New York, may not be amended or modified orally, and shall bind its respective representatives, successors and assigns. Junior Participant hereby consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York in any action or proceeding under, arising out of or related to the Junior Participation Agreement and the Loan Agreements, and Junior Participant hereby waives any right to remove to federal court any action commenced by Lender in any state court.

         12. Junior Participant shall promptly repay to Lender any sum paid by Lender to Junior Participant under or in relation to this Junior Participation Agreement in the event that Lender repays the same to the Borrowers or their respective representatives for any reason whatsoever, with interest thereon from the date Lender repays the same to the Borrowers until Junior Participant repays the same to Lender in full at the rate of interest payable to Junior Participant hereunder. Without limiting the foregoing, Junior Participant agrees that in the event all or any portion of Junior Participant's participating share is repaid to Junior Participant, then Junior Participant shall remain liable to Lender hereunder and shall repurchase such Junior



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Participation from Lender for the full amount of such repayment, together with interest thereon from the date of such repayment, at the same rate applicable to the Borrowers under the Credit Agreement, to the extent that the amount of any such repayment may be recovered from Lender for any reason whatsoever, whether as a preference or fraudulent transfer under Title 11 of the United States Code, or any other applicable federal or state law, by reason of litigation or otherwise. Whether or not Lender may give Junior Participant notice of the institution of any such action or proceeding, legal or otherwise, Junior Participant agrees to be conclusively bound by any such adjudication or other proceeding, by any judgment or award decree entered therein, or by settlement of the claims asserted against Lender. If the Borrowers or any other person or entity threatens or commences any such proceeding, or asserts any other action, claim or demand arising under or in relation to the Credit Agreement, the Loans or any related transactions, then any monies paid by Lender in payment, satisfaction or compromise of any such action, claim or demand, as well as all costs, fees and expenses, including without limitation attorneys' fees and disbursements, and all out-of-pocket costs, fees and expenses paid or incurred in connection therewith shall be deemed expenses which are included within the Obligations in which Junior Participant are participating in accordance with this Junior Participation Agreement.

         13. This Junior Participation Agreement cannot be changed or terminated orally and is for the benefit of and binding upon each of other parties hereto and the respective successors and assigns of each, except that Junior Participant may not assign or transfer any of Junior Participant's rights or obligations under this Junior Participation Agreement without Lender's prior written consent, and no such assignment or transfer of any such obligation shall relieve Junior Participant thereof unless Lender has consented to such release in a writing specifically referring to the obligations from which Junior Participant are to be released. This Junior Participation Agreement, and any concurrent or subsequent written supplements thereto or amendments thereof signed by both of us, represent its entire understanding and supersede all inconsistent agreements and communications, written or oral, between Junior Participant and its officers, employees, agents and other representatives.

         14. The provisions of this Junior Participation Agreement shall continue, however, and shall survive and continue to apply, notwithstanding the commencement of any bankruptcy or insolvency proceedings of any Borrower.

         15. (a) Upon payment in full of all of the obligations (including the Obligations as defined in the Credit Agreement, but exclusive of Junior Participant's Junior Participation in the Loans) of Borrowers to Lender arising under or in connection with the Credit Agreement and upon termination of Borrower's right to request Advances under the Credit Agreement (the "Effective Date"), Lender shall assign to Junior Participant, pro rata and in the same proportion as Junior Participant's percentage participation in the Loans with the Other Junior Participants, all of its rights under the Loan Agreements without representation or warranty of any kind, nature


                                        7

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or description and without recourse to Lender under any circumstances. Without limiting the generality of the foregoing, Junior Participant acknowledges that Lender has made no representation or warranty as to the financial condition of Borrowers or account debtors, values, quality, quantities, properties or improvements or other assets or the collectibility or realizability of any Collateral or any Obligations or as to the legality, validity, enforceability, perfection or priority of any Obligations, Collateral or the Loan Agreements. Junior Participant acknowledges that it has made, to the extent determined by Junior Participant to be necessary or prudent, its own independent investigation and determination of the foregoing matters and all other matters pertaining to the assignment contemplated hereby and will again satisfy itself with respect thereto as of the Effective Date.

                  (b) In order to more fully effect and evidence the assignment to be made hereby, within thirty (30) days after the Effective Date, Lender does hereby agree to deliver to Junior Participant, at Junior Participant's expense, fully executed original Uniform Commercial Code ("UCC") assignments of all UCC financing statements and deeds of trust which are on file by Lender, as secured party, against each Borrower, as debtor, together with appropriate instruments, in mutually acceptable form, specifically assigning to Junior Participant, without representation or warranty and without recourse, the Loan Agreements as contemplated in paragraph 15(a) above.

                  (c) From and after the Effective Date, Junior Participant does hereby agree to indemnify Lender, its parents and affiliates and each of their officers, directors, employees and agents (the "Indemnified Parties") from, and hold the Indemnified Parties harmless against, all claims, losses, liabilities and expenses the Indemnified Parties or any of them may suffer or incur in connection with any matter or thing relating to the Loan Agreements or transactions thereunder arising after the assignment hereunder, whenever asserted, and/or in connection with any matter or thing relating to this Junior Participation Agreement or the assignment made hereunder, whenever arising or asserted, including, without limitation, any amounts which Lender is required to remit to any person after the commencement of any bankruptcy or insolvency proceedings. Junior Participant shall pay Indemnified Parties, on demand, for any loss, costs, damage or expense suffered, paid or incurred by Indemnified Parties, or any of them, in connection with any matter indemnified by Junior Participant hereby. Junior Participant's liability for indemnification of Lender and Borrowers' liability for indemnification of Lender (as set forth in the consent annexed hereto) shall be joint and several as to matters subject to indemnification by both Junior Participant and Borrowers.

                  (d) In addition to, and not in limitation of the foregoing, Junior Participant agrees to indemnify Lender from, and hold Lender harmless against, all losses and liabilities which Lender may incur as a result of any non-payment or dishonor of any checks or similar instruments which have been credited to Borrowers' account with Lender and as to which funds



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so credited have been transferred to Borrowers, together with any expenses or other charges incident thereto. The amount of any such losses or liabilities indemnified under this paragraph 15 shall be paid to Lender promptly by Junior Participant upon Lender's written demand therefor, and the amount of the demand shall be conclusive upon Junior Participant.

                  (e) Junior Participant and Lender hereby expressly acknowledge, confirm and agree that the assignment contemplated to be made hereunder shall not be effective unless and until Lender notifies Junior Participant in writing that all of the obligations under the Loan Agreements have been paid in full, exclusive of Junior Participant's Junior Participation in the Loans, and termination of the Borrowers' right to request Advances under the Credit Agreement (the receipt of Junior Participant of such notice being hereinafter referred to as the "Assignment Date"). Junior Participant further expressly acknowledges, confirms and agrees that prior to the Assignment Date, Junior Participant has no rights or remedies under the Loan Agreements of any kind, nature or description and that Lender has no obligations under the Loan Agreements to Junior Participant of any kind, nature or description.

         16. TO THE EXTENT LEGALLY PERMISSIBLE, BOTH JUNIOR PARTICIPANT AND LENDER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS JUNIOR PARTICIPATION AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                  JUNIOR PARTICIPANT EXPRESSLY RECOGNIZES THAT THE CREDIT AGREEMENT IS BEING PROVIDED TO, OR IS BEING CONTINUED WITH, THE BORROWERS IN RELIANCE UPON JUNIOR PARTICIPANT'S ONGOING OBLIGATION HEREUNDER TO PARTICIPATE IN SUCH CREDIT AGREEMENT AND ALL OBLIGATIONS, AS SET FORTH HEREIN. ALSO AS SET FORTH HEREIN, JUNIOR PARTICIPANT HAS NO RIGHT TO REQUEST OR TO OBTAIN A TERMINATION OF THE CREDIT AGREEMENT OR JUNIOR PARTICIPANT'S JUNIOR PARTICIPATION. JUNIOR PARTICIPANT IS ALSO NOT ENTITLED TO REPAYMENT OF JUNIOR PARTICIPANT'S JUNIOR PARTICIPATION SHARE AS A MATTER OF RIGHT, EXCEPT ONLY AS SPECIFIED IN PARAGRAPH 9 ABOVE, OR UPON TERMINATION OF THE CREDIT AGREEMENT AND ALL OTHER TRANSACTIONS WITH OR CONCERNING THE BORROWERS AND ONLY TO THE EXTENT OF JUNIOR PARTICIPANT'S PRO RATA SHARE OF REALIZATIONS, IF ANY, ON THE COLLATERAL AFTER INDEFEASIBLE PAYMENT IN FULL TO LENDER OF THE OBLIGATIONS, SUBJECT TO THE TERMS HEREOF AND AS MORE FULLY SET FORTH HEREIN. REPAYMENT OF JUNIOR PARTICIPANT'S JUNIOR PARTICIPATION, TO THE LIMITED EXTENT THAT THE SAME MAY OCCUR IN ACCORDANCE WITH THIS AGREEMENT, MAY BE SIGNIFICANTLY POSTPONED, OR MAY ALSO BE SUBJECT TO POSSIBLE RECAPTURE. AS A JUNIOR PARTICIPANT IN THE CREDIT AGREEMENT AND IN LENDER'S OBLIGATIONS FROM



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THE BORROWERS AND THERE ARE OTHER SUBSTANTIAL RISKS THAT JUNIOR PARTICIPANT HAS
AGREED TO ASSUME.

         17. The unenforceability or invalidity of any one or more provisions hereof shall not render any other provisions herein contained unenforceable or invalid.
         18. Each signatory acknowledges that such signatory is and has been represented by counsel of such signatory's own choosing in connection with the negotiation and execution of this Junior Participation Agreement, and any and all documents executed or provided hereunder. No prior drafts or memoranda prepared by any parties shall be used to construe or interpret any provision hereof, nor shall any one party hereto be considered the "drafter" of this Junior Participation Agreement for the purposes of construing the terms, conditions and obligations set forth herein.

         19. This Junior Participation Agreement may be executed in one or more counterparts, each of which shall constitute but one and the same agreement.

         If the foregoing correctly sets forth our understanding, kindly sign and return to us the enclosed counterpart of this letter.

                     Very truly yours,

                     GMAC COMMERCIAL CREDIT LLC

                     By:________________________________

                     Title: ______________________________



                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



ACCEPTED AND AGREED:

[Participant]

By:________________________________

Title: ______________________________



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